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                                                                Exhibit (d)(27)

                                  Forum Funds

                         Investment Advisory Agreement

                                  Appendix A

                                               ANNUAL FEE AS A % OF THE AVERAGE
FUNDS OF THE TRUST                               DAILY NET ASSETS OF THE FUND
------------------                             --------------------------------
Merk Hard Currency Fund                                      1.00%

Merk Asian Currency Fund                                     1.00%